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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 7, 2005
(Date of report (Date of earliest event reported))

THE SPORTS AUTHORITY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31746	84-1242802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 West Hampden Avenue, Englewood, Colorado		80110
(Address of Principal Executive Offices)		(Zip Code)

(303) 200-5050
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        On April 7, 2005 the Compensation Committee of the Company's Board of Directors approved the annual base salaries of the Company's executive officers for fiscal 2005. The following table sets forth the annual base salary levels for executive officers for fiscal 2005:

Name and Position	Base Salary
John Douglas Morton, Chairman of the Board of Directors, Chief Executive Officer and President	$965,000
David Campisi, President of Merchandising and Chief Merchandising Officer	$670,000
Thomas T. Hendrickson, Chief Financial Officer, Chief Administrative Officer and Treasurer	$630,000
Greg A. Waters, Executive Vice President and Chief Operating Officer	$540,000
Nesa E. Hassanein, Executive Vice President, General Counsel and Secretary	$365,000

        On April 7, 2005 the Compensation Committee of the Company's Board of Directors established the performance criteria for the fiscal 2005 bonus program. The target bonus for eligible employees including our executive officers is based on the Company's performance during fiscal 2005 measured by certain defined earnings before income tax levels. Bonus payments are based on percentages of base salary prorated for the actual level of earnings before income tax achieved in fiscal 2005 compared to the pre-determined bonus targets. Bonus payments will be made in cash to the extent target levels equal to or less than 100% are achieved. To the extent the 100% bonus target is exceeded, the portion of the payment attributable to achieving a target in excess of 100% will be paid using cash or a combination of cash and restricted stock units which will vest two years from the last day of fiscal year 2005. The following table sets forth the percentages of base salary payable under the bonus program for executive officers for fiscal 2005:

Name and Position	Percentage of Base Salary Payable if 100% of Target is Achieved
John Douglas Morton, Chairman of the Board of Directors, Chief Executive Officer and President	100%
David Campisi, President of Merchandising and Chief Merchandising Officer	70%
Thomas T. Hendrickson, Chief Financial Officer, Chief Administrative Officer and Treasurer	70%
Greg A. Waters, Executive Vice President and Chief Operating Officer	70%
Nesa E. Hassanein, Executive Vice President, General Counsel and Secretary	60%

        On April 7, 2005 the Compensation Committee of the Company's Board of Directors approved restricted stock unit grants under the Company's long term incentive plan for fiscal 2005, except for John Douglas Morton, Chairman of the Board of Directors, Chief Executive Officer and President, whose grant is still being finalized by the Compensation Committee. Restricted stock unit grants to executive officers cliff vest after 5 years unless certain target earnings before income tax levels are met, in which case these units vest as follows; 40 percent two years from the date of grant, 20 percent three years from the date of grant, 20 percent four years from the date of grant, and 20 percent

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five years from the date of grant. The following table sets forth the restricted stock unit grants for executive officers:

Name and Position	Restricted Stock Unit Grants (Units based on a market price of $28.27 per unit on grant date)	Restricted Stock Unit Grants (Dollars)
David Campisi, President of Merchandising and Chief Merchandising Officer	17,687	$500,000
Thomas T. Hendrickson, Chief Financial Officer, Chief Administrative Officer and Treasurer	26,530	$750,000
Greg A. Waters, Executive Vice President and Chief Operating Officer	16,802	$475,000
Nesa E. Hassanein, Executive Vice President, General Counsel and Secretary	13,265	$375,000

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPORTS AUTHORITY, INC.
By:	/s/ THOMAS T. HENDRICKSON Name: Thomas T. Hendrickson Title: Chief Financial Officer, Chief Administrative Officer and Treasurer

Date: April 13, 2005

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  Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES